                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: October 1, 2002

                      CITICORP VENTURE CAPITAL LTD.


                      By: /s/ Anthony Mirra
                          --------------------------------------------
                          Name: Anthony Mirra
                          Title: Vice President


                      CITIBANK, N.A.


                      By: /s/ Joseph B. Wollard
                          --------------------------------------------
                          Name: Joseph B. Wollard
                          Title: Assistant Secretary


                      CITICORP


                      By: /s/ Joseph B. Wollard
                          --------------------------------------------
                          Name: Joseph B. Wollard
                          Title: Assistant Secretary



                      CITIGROUP HOLDINGS COMPANY


                      By: /s/ Joseph B. Wollard
                          --------------------------------------------
                          Name: Joseph B. Wollard
                          Title: Assistant Secretary



                      CITIGROUP INC.


                      By: /s/ Joseph B. Wollard
                          --------------------------------------------
                          Name: Joseph B. Wollard
                          Title: Assistant Secretary